Exhibit 99.1

National Holdings Corporation Reports Fiscal First Quarter 2017 Results

NEW YORK, NY, February 15, 2017 – National Holdings Corporation (NASDAQ: NHLD) (“National” or the “Company”), a leading full service independent brokerage, investment banking and asset management firm providing diverse services including tax preparation, today announced its financial results for the fiscal first quarter 2017 ended December 31, 2016.

First Quarter Fiscal 2017 Financial Highlights:

●	Revenue of $44.6 million, versus $39.6 million for the first quarter of fiscal 2016
●	Investment banking revenue increased 59% to $9.7 million
●	Commissions and related revenues increased 6.5% over the prior year comparative quarter
●	Pre-tax earnings of $5.7 million
o	$4.1 million of pre-tax earnings was due to a non-operating, non-taxable income adjustment, due to a change in the fair value of the firm's warrant liability
o	Adjusted pre-tax earnings (minus the warrant liability valuation change) was $1.6 million versus a loss of $.6 million in first quarter 2016

Management Commentary

Michael Mullen, Chief Executive Officer of National stated, "The first quarter of fiscal 2017 kicked off on a positive note after the close of the Fortress tender offer near the end of the fiscal 2016 fourth quarter, and ended even stronger with tremendous current period results from our investment banking division. This quarter truly marked the beginning of a new focus and unified vision for our company that hinges on the premise of streamlining our business and focusing on creating value for our clients and shareholders. With our management team’s support and dedication, we have seen growth across very important lines of our business and believe our Company is on the path for great success.”

Fiscal First Quarter 2017 Financial Results

National reported first quarter revenue of $44.6 million, up $4.9 million or 12.5% over the first quarter of fiscal 2016. Total expenses increased $2.7 million or 6.6% to $42.9 million in the quarter.

Investment banking revenue increased to $9.7 million in fiscal 2017, up 59% from a very good quarter in fiscal 2016.

Net dealer inventory gains were essentially flat at $2.5 million; Investment Advisory was down $.3 million to $3.4 million, principally due to the elimination of an unprofitable business in December 2015; and Tax preparation and accounting services was essentially flat to the prior year in an off-season quarter. Each of these businesses has been reviewed for efficiency and is operating profitably.

Total expenses increased $2.7 million in the comparative quarter, and $2.5 million of that was in the commissions, compensation and fees category. The increase in this category of expense is due to the increase in Investment banking and commission revenue and associated compensation agreements.

Pre-tax earnings were positively impacted by $4.1 million, due to the change in the fair value of warrants issuable in the current quarter, as the value of the warrant liability declined at the December 31, 2016 measurement date. This adjustment is a non-operating, non-taxable income adjustment and should be viewed as such.

As a result of the positive operating and non-operating pre-tax results, net income increased to $5.7 million in the current quarter, versus a loss of $.6 million in the comparative prior year quarter. Earnings per share, basic and fully diluted, were $.41 and $(.04) respectively.

Adjusted EBITDA increased to $2.1 million in the quarter from $(0.2) million in the first quarter of fiscal 2016.

Balance Sheet

As of December 31, 2016, National had $26.2 million of cash and cash equivalents, versus $27.5 million as of September 30, 2016. The Company's balance sheet remains debt free.

About National Holdings Corporation

National Holdings Corporation is a full-service investment banking and asset management firm that provides a range of services, including independent retail brokerage and advisory services, investment banking, institutional sales and trading and equity research, financial planning, market making, tax preparation, insurance and annuities, to corporations, institutional investors and high net-worth clients. With over 1,100 independent advisors, registered reps, traders, sales associates and corporate staff, the Company is a leading Independent Advisor and Broker services company. National operates through five subsidiaries: National Securities Corporation, vFinance Investments, Inc., National Insurance Corporation, National Asset Management, Inc. and Gilman Ciocia, Inc. The Company’s National Securities subsidiary was founded in 1947. National was organized in 1999 and is headquartered in New York and Florida. For more information, visit www.nhldcorp.com.

Contacts:

National Holdings Corporation:

Michael Mullen, Chief Executive Officer, Email: mm@nhldcorp.com, Telephone: +1 212-417-8055

Investor Relations, Email: ir@nhldcorp.com, Telephone: +1 212 554 4351

FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are based on management’s current expectations, estimates, projections, beliefs and assumptions about the Company, its current and prospective portfolio investments, and its industry. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control, difficult to predict and could cause actual results to differ materially from those expected or forecasted in such forward-looking statements. Actual developments and results are likely to vary materially from these estimates and projections as a result of a number of factors, including those described from time to time in National’s filings with the Securities and Exchange Commission. Such statements speak only as of the time when made, and National undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31, 2016 (Unaudited)	September 30, 2016
ASSETS
Cash	$22,176,000	$21,694,000
Restricted cash	354,000	354,000
Cash deposits with clearing organizations	1,030,000	1,030,000
Securities owned, at fair value	1,206,000	2,357,000
Receivables from broker-dealers and clearing organizations	2,858,000	3,357,000
Forgivable loans receivable	1,528,000	1,712,000
Other receivables, net	3,868,000	5,430,000
Prepaid expenses	1,854,000	1,910,000
Fixed assets, net	1,230,000	1,164,000
Intangible assets, net	5,718,000	5,704,000
Goodwill	6,531,000	6,531,000
Deferred tax asset, net	8,690,000	8,958,000
Other assets, principally refundable deposits	344,000	345,000
Total Assets	$57,387,000	$60,546,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Securities sold, but not yet purchased, at fair value	$1,000	$298,000
Accrued commissions and payroll payable	10,191,000	11,940,000
Accounts payable and accrued expenses	5,213,000	7,166,000
Deferred clearing and marketing credits	943,000	995,000
Warrants issuable	9,963,000	14,055,000
Other	244,000	319,000
Total Liabilities	26,555,000	34,773,000

Stockholders’ Equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized; none outstanding	—	—
Common stock $0.02 par value, 150,000,000 shares authorized; 12,437,916 issued and outstanding at December 31, 2016 and September 30, 2016	248,000	248,000
Additional paid-in-capital	66,353,000	66,353,000
Accumulated deficit	(35,784,000)	(40,843,000)

Total National Holdings Corporation Stockholders’ Equity	30,817,000	25,758,000

Non-Controlling interest	15,000	15,000
Total Stockholders’ Equity	30,832,000	25,773,000

Total Liabilities and Stockholders’ Equity	$57,387,000	$60,546,000

NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Month Period Ended December 31,
	2016	2015
Revenues
Commissions	$24,506,000	$22,995,000
Net dealer inventory gains	2,511,000	2,544,000
Investment banking	9,726,000	6,117,000
Investment advisory	3,385,000	3,660,000
Interest and dividends	716,000	918,000
Transaction fees and clearing services	2,498,000	2,372,000
Tax preparation and accounting	856,000	900,000
Other	371,000	116,000
Total Revenues	44,569,000	39,622,000

Operating Expenses
Commissions, compensation and fees	37,258,000	34,710,000
Clearing fees	738,000	763,000
Communications	722,000	829,000
Occupancy	1,008,000	935,000
License and registration	405,000	355,000
Professional fees	1,263,000	1,086,000
Interest	4,000	1,000
Depreciation and amortization	295,000	300,000
Other administrative expenses	1,230,000	1,287,000
Total Operating Expenses	42,923,000	40,266,000
Income (Loss) before Other Income and Income Taxes	1,646,000	(644,000)

Other Income
Change in fair value of warrants issuable	4,092,000	—
Total Other Income	4,092,000	—
Income (Loss) before Income Taxes	5,738,000	(644,000)

Income tax expense (benefit)	679,000	(191,000)
Net Income (Loss)	$5,059,000	$(453,000)

Net income (loss) per share - Basic	$0.41	$(0.04)
Net income (loss) per share - Diluted	$0.41	$(0.04)

Weighted average number of shares outstanding - Basic	12,437,916	12,446,064
Weighted average number of shares outstanding - Diluted	12,438,474	12,446,064

Non-GAAP Financial Measures

To provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, the Company supplements its consolidated statements of income presented on a GAAP basis with non-GAAP financial measures of earnings. Please refer to the schedule in this release for a reconciliation of non-GAAP financial measures to GAAP measures.

Management uses Earnings before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”) and adjusted EBITDA as financial measures to evaluate the profitability and efficiency of the Company’s business model. EBITDA and adjusted EBITDA are not presented in accordance with GAAP.

Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. Additionally, the Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

National Holdings Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

	Three Months Ended December 31,
	2016	2015
Net income (loss), as reported	$5,059,000	$(453,000)
Interest expense	4,000	1,000
Income taxes (benefit)	679,000	(191,000)
Depreciation	98,000	107,000
Amortization	197,000	193,000
EBITDA	6,037,000	(343,000)
Non-cash compensation expense	—	37,000
Change in fair value of warrants issuable	(4,092,000)	—
Forgivable loan amortization	201,000	141,000
EBITDA, as adjusted	$2,146,000	$(165,000)